UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2004

CIRCUS AND ELDORADO JOINT VENTURE
SILVER LEGACY CAPITAL CORP.

(Exact name of registrants as specified in their charters)

Nevada Nevada	333-87202	88-0310787 71-0868362
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

407 North Virginia Street, Reno, Nevada 89501
(Address of principal executive offices, including ZIP code)

Registrants’ telephone number, including area code: (800) 687-7733

(Former name or former address, if changed since last report)

INFORMATION INCLUDED IN THIS REPORT
Item 5. Other Events and Required FD Disclosure
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
INDEX TO EXHIBITS
AGREEMENT AND PLAN OF MERGER
PRESS RELEASE

Item 5. Other Events and Required FD Disclosure

     On June 16, 2004, Mandalay Resort Group (“Mandalay”), MGM MIRAGE (“MGM”) and MGM MIRAGE Acquisition Co. #61, a wholly owned subsidiary of MGM, announced that they have entered into a merger agreement pursuant to which MGM will acquire Mandalay for $71.00 in cash for each share of common stock of Mandalay. The transaction is structured as a merger of MGM MIRAGE Acquisition Co. #61 with and into Mandalay and is subject to the approval of Mandalay stockholders as well as regulatory and other customary conditions. Galleon, Inc. (which is the managing partner of, and owns a 50% partnership interest in, Circus and Eldorado Joint Venture) is wholly owned by Mandalay.

     Copies of the merger agreement and press release announcing this transaction are attached as exhibits hereto and are incorporated by reference herein. This summary is qualified by reference to the exhibits attached hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

2.1	Agreement and Plan of Merger dated as of June 15, 2004, among MGM MIRAGE, Mandalay Resort Group and MGM MIRAGE Acquisition Co. #61, a wholly owned subsidiary of MGM MIRAGE.

99.1	Press Release dated as of June 16, 2004, jointly issued by MGM MIRAGE and Mandalay Resort Group.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: June 18, 2004

CIRCUS AND ELDORADO JOINT VENTURE

By:	/s/ Gary L. Carano

Gary L. Carano, Chief Executive Officer

SILVER LEGACY CAPITAL CORP.

By:	/s/ Gary L. Carano

Gary L. Carano, Chief Executive Officer

INDEX TO EXHIBITS

No.	Description
2.1	Agreement and Plan of Merger dated as of June 15, 2004, among MGM MIRAGE, Mandalay Resort Group and MGM MIRAGE Acquisition Co. #61, a wholly owned subsidiary of MGM MIRAGE.

99.1	Press Release dated as of June 16, 2004, jointly issued by MGM MIRAGE and Mandalay Resort Group.